UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

SPEEDUS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-27582	13-3853788
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Dag Hammarskjold Blvd.
Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888)-773-3669

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 16, 2009, Speedus Corp. (the “Company”) received written notification from The Nasdaq Stock Market advising the Company that it no longer complies with Nasdaq’s Marketplace Rule 5250(c)(1) since it has not yet filed its Form 10-K for the year ended December 31, 2008. This notification has no effect on the listing of the Company’s common stock at this time.

Nasdaq has provided the Company until June 15, 2009 to submit its plan to regain compliance with the rule. If, after conclusion of its review process, Nasdaq determines that the plan is acceptable, the Company will have until October 13, 2009 to regain compliance. If Nasdaq determines that the plan is not acceptable, the Company will receive notification that its common stock will be delisted from The Nasdaq Stock Market. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

The Company expects that it will file its Form 10-K for the year ended December 31, 2008 before June 15, 2009, which filing will regain compliance with the rule.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.
99.1	Press release dated April 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Speedus Corp.

By: /s/ Thomas M. Finn

Name: Thomas M. Finn

Title:	Treasurer and Chief Financial Officer

Date: April 17, 2009

EXHIBITS INDEX

EXHIBIT
NUMBER	TITLE OF DOCUMENT
99.1	Press release dated April 17, 2009